Exhibit 99.1

PRESS RELEASE

Blackbaud to Announce Long-Term Financial Goals and Strategic Outlook
Charleston, S.C. (November 13, 2020) — Blackbaud, Inc. (NASDAQ: BLKB), the world’s leading cloud software company powering social good, announced today that the company will release long-term financial goals on December 1 after U.S. financial markets close for trading. Blackbaud will also host a conference call Wednesday, December 2 at 8:00 a.m. ET to discuss the company’s goals and strategic outlook.

“As we refresh our long-term strategic plans, it’s clear we have significant opportunities in front of us, and we're well positioned to elevate our status as a leader in this market,” said Mike Gianoni, Blackbaud’s President and CEO. “We’re confident in our ability to navigate the near-term challenges caused by the pandemic while executing against our long-term strategy, which puts a greater focus on profitability and cash flow. Given our completion of the current long-range planning cycle, we will share our long-term financial goals and strategic outlook with the investment community.”

In conjunction with this announcement, the Board of Directors of Blackbaud reauthorized and expanded the Company’s existing share repurchase program for up to an additional $200 million of repurchases of its common stock. The expansion brings the total capacity under the Company's share repurchase program to $250 million. Under the expanded authorization, the Company could repurchase approximately 5 million additional shares, or approximately 10% of the Company’s outstanding shares as of October 28, 2020, based on the November 12, 2020 closing price.

“Our long-term plans include continued execution against our capital deployment strategy, which calls for ensuring access to adequate levels of capital to grow the business through balance sheet management, rigorous oversight of investments in the business, and identifying and efficiently returning excess capital to shareholders,” said Tony Boor, Blackbaud’s Chief Financial Officer. “In line with our strategy, we recently amended, expanded and extended our credit facility to provide us additional capacity and flexibility for the future. The expanded authorization of our share repurchase program reflects our confidence in our expected future free cash flow generation and our continued commitment to deploying capital in a manner that can enhance shareholder value.”

Event:	Blackbaud Hosts Conference Call to Discuss Long-Term Financial Goals
Date:	December 2, 2020
Time:	8:00 a.m. ET
Live Webcast:	Investor.blackbaud.com
Live Dial-In:	1-833-665-0686
Conference ID:	3047949

The webcast will be archived on Blackbaud’s investor webpage following the call.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world's leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina, and has

PRESS RELEASE
operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Blackbaud Investor Contact
Steve Hufford
Director, Investor Relations
843.654.2655
steve.hufford@blackbaud.com

Forward- Looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward- looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Although we attempt to be accurate in making these forward- looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the risk factors set forth from time to time in our filings with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. We assume no obligation and do not intend to update these forward- looking statements, except as required by law.